Exhibit 10.2

STOCK PLEDGE AGREEMENT

This STOCK PLEDGE AGREEMENT (“Agreement”) is effective as of July 1, 2022 (the “Effective Date”) by and among AMERIGUARD SECURITY SERVICES, INC., a California corporation (“Pledgor”), LILLIAN FLORES, individually (“Pledgee”), and COLEMAN & HOROWITT, LLP, a California limited liability partnership (“Pledge Holder”).

RECITALS

A. Pledgor is the owner of Four Hundred Fifty (450) shares acquired pursuant to the terms and conditions of that certain Stock Redemption Agreement dated July 1, 2022, entered into by Pledgee, as Seller, and Pledgor, as Buyer. It is those Four Hundred Fifty (450) shares that are the subject of this Agreement (the “Shares”).

B. As set forth in the Stock Redemption Agreement, Pledgor agreed to secure Pledgor’s repayment of that certain Promissory Note dated July 1, 2022, and made by Pledgor in favor of Pledgee in the original principal sum $3,384,950.00 (the “Promissory Note”), with a pledge of the Shares.

C. Pledgor further agreed to secure Pledgor’s performance of that certain Settlement Agreement dated July 1, 2022, executed by Pledgor and Pledgee (the “Settlement Agreement”).

AGREEMENT

Pledge; Proxy. Pledgor hereby grants to Pledgee a security interest in the Shares, and further assigns and pledges the Shares to Pledgee as collateral for the payment of the Promissory Note, and performance by Pledgor of the Promissory Note, the Stock Redemption Agreement, the Settlement Agreement and this Agreement. The Shares shall also serve as collateral for the repayment of any and all sums required to be advanced by Pledgee to preserve the Shares or to protect Pledgee’s security interest in the Shares, and, in the event an action or proceeding to enforce the collection or performance of Pledgor’ obligations under the Promissory Note, the Stock Redemption Agreement, the Settlement Agreement, or this Agreement, the reasonable expenses of enforcement, including, without limitation, retaking, holding, preparing for sale, selling or otherwise disposing of the Shares, together with reasonable attorney’s fees and costs. Pledgor covenants to deliver the certificate or certificates evidencing the Shares to Pledge Holder to be held hereunder. Pledgor shall also endorse a Stock Assignment Separate from Certificate in substantially the form attached to the Stock Redemption Agreement as Exhibit C, assigning the Shares to Pledge Holder. This Agreement is a Control Agreement as defined in the California Commercial Code.

1. Term of Pledge. Pledge Holder shall hold the Shares as security until the Promissory Note is paid in full and Pledgor has fully performed all of Pledgor’s obligations under the Promissory Note, the Stock Redemption Agreement, the Settlement Agreement, or this Agreement.

2. Voting Rights. During the term of this pledge, Pledgor, in accordance with Pledgor’s share ownership, shall have the right to vote Pledgor’s Shares.

3. Adjustments of Capital Structure. In the event that, during the term of this pledge, any reclassification, readjustment or other change is declared or made in the capital structure of the Corporation, or any successor corporation, all new, substituted and/or additional shares, or other securities issued by reason of any such change, shall be held by Pledge Holder under the terms of this Agreement in the same manner as the Shares originally pledged hereunder.

4. Legend on Stock. The certificates of stock for the Shares pledged hereunder shall bear a legend substantially as follows:

“The shares represented by this certificate are subject to the terms and conditions of that certain Stock Pledge Agreement entered into by and among AMERIGUARD SECURITY SERVICES, INC., a California corporation (“Pledgor”), LILLIAN FLORES, individually (“Pledgee”), and COLEMAN & HOROWITT, LLP, a California limited liability partnership (“Pledge Holder”), dated July 1, 2022. A copy of the Stock Pledge Agreement is on file at the principal office of the Corporation. Any prospective transferee of these shares should refer to the Stock Pledge Agreement.”

5. Payment of Promissory Note and Satisfaction of Obligations. At such time as all of Pledgor’s obligations under the Promissory Note, the Stock Redemption Agreement, the Settlement Agreement, or this Agreement have been satisfied, the Shares (or so much thereof as remains after the full performance of the obligations) shall be released, the interests created herein shall cease and terminate, and Pledge Holder and Pledgee shall reassign and redeliver the Shares to Pledgor, in accordance with Pledgor’s share ownership, cancel the Promissory Note, and deliver the applicable Shares along with all other necessary or appropriate documents to Pledgor. The delivery to Pledgor of the Shares (or so much thereof as remains after the full performance of the obligations) shall be a complete and full acquittance for the collateral delivered, and Pledge Holder and Pledgee shall thereafter be discharged from any and all liability or responsibility therefor.

6. Default. A default under the Promissory Note, the Stock Redemption Agreement, the Settlement Agreement, or this Agreement by Pledgor shall be deemed to be a default under the Promissory Note, the Stock Redemption Agreement, the Settlement Agreement, or this Agreement, entitling Pledgee to accelerate the entire unpaid balance of the Promissory Note. If Pledgor materially defaults in the performance of any of the terms of the Promissory Note, the Stock Redemption Agreement, the Settlement Agreement, or this Agreement, Pledgee shall notify the Corporation, Pledgor, and Pledge Holder in writing of the default. If the default is not cured within ten (10) calendar days of the notice, Pledge Holder shall thereafter terminate and defeat the ownership of the Shares by the Pledgor and vote the Shares on all corporate questions pursuant to the directions of Pledgee.

7. Remedies. When an event of default occurs, without limiting Pledgee’s available remedies, Pledgee may exercise any and all rights and remedies available to a secured creditor after default, including, but not limited to, any and all rights and remedies available under the California Commercial Code. Notwithstanding anything else to the contrary in this Agreement, the Pledge Holder may, with the prior consent of Pledgee, deliver the Shares certificates to Pledgor (instead of holding the Shares certificate) as the Pledge Holder, in which event, the Pledgor shall hold the Shares certificate, in trust, as collateral for performance of the Promissory Note.

8. Notice. All notices, requests, demands, instructions, or other communications to be given to any party hereunder shall be in writing and shall be deemed to have been duly given (i) on the date of service, if personally served on the party to whom notice is to be given; (ii) within seventy-two (72) hours after mailing, if mailed to the party to whom notice is to be given, by first- class mail, registered or certified, postage prepaid; or (iii) within forty-eight (48) hours after being deposited with a recognized private courier service (e.g., Federal Express), if delivered by a private courier service to the party to whom notice is to be given, all charges prepaid. A notice not given as above shall, if it is in writing, be deemed given if and when actually received by the party to whom it is required or permitted to be given.

9. Authorizations to Pledgee. Pledgor authorizes Pledgee, without notice or demand, and without affecting Pledgor’s obligations hereunder, from time to time to compromise, renew or extend the time for payment of the Promissory Note or any part thereof, or any other amounts secured by the Shares or this Agreement.

10. Pledge Holder. COLEMAN & HOROWITT, LLP, a California limited liability partnership (“Pledge Holder”) is hereby appointed Pledge Holder. Except for Pledge Holder’s willful misconduct or gross negligence in carrying out Pledge Holder’s duties hereunder, each of the undersigned hereby waives all claims of any kind against Pledge Holder. Each of the undersigned jointly and severally agrees to indemnify Pledge Holder, defend Pledge Holder, and hold Pledge Holder harmless from and against any and all obligations, liabilities, damages, losses, costs and expenses, including but not limited to, reasonable attorneys’ fees and costs, arising in any way from any claims, demands or actions of any kind, made or taken against Pledge Holder in connection with this Agreement. Should conflicting demands and/or notices be made and/or served on Pledge Holder, with respect to the pledge hereunder, the parties hereto expressly agree that Pledge Holder shall have the option, in Pledge Holder’s sole and absolute discretion, to (i) resign as Pledge Holder and appoint an alternate Pledge Holder for purposes of this Agreement,

(ii) withhold and stop Pledge Holder’s involvement in any and all proceedings regarding the performance of this Agreement and await settlement of the controversy between Pledgee and Pledgor by final appropriate legal proceedings, and/or (iii) take any other action in Pledge Holder’s sole and absolute discretion. If Pledge Holder resigns and appoints an alternate Pledge Holder, Pledge Holder shall thereupon be fully released and discharged from all obligations to further perform any and all duties and obligations imposed upon Pledge Holder under this Agreement. Pledge Holder’s duties hereunder are limited to the safekeeping of the Shares and for the transfer or other disposition thereof in accordance with the terms of this Agreement. Notwithstanding anything to the contrary in this Pledge Agreement, the Pledge Holder shall retain the right to substitute itself for another Pledge Holder who holds such professional license or licenses as may be necessary to comply with all state and federal rules governing a professional medical corporation.

11. Pledge Holder Fees and Costs. If Pledge Holder is required to take action, Pledge Holder shall be compensated for all time devoted, if any, to the handling of the escrow established hereunder and all related transfers at Pledge Holder’s standard hourly rate(s) which shall be no less than Four Hundred and 00/100 Dollars ($400.00) per hour. Except as may otherwise be provided in this Agreement, Pledgor shall bear the expense of all such fees and costs incurred in connection with this Agreement and the escrow established hereunder. Pledge Holder shall bill Pledgor for such services rendered, if any, on a monthly basis or at the time services are rendered. Pledge Holder, in Pledge Holder’s sole discretion, may resign and appoint an alternate Pledge Holder at any time, including, without limitation, upon the occurrence of an event described in Section 10 above. Any such resignation and appointment shall be effective upon written notice to Pledgee and Pledgor.

12. Representations and Warranties. Pledgor represents and warrants that the Shares are free and clear of any and all liens and encumbrances, including, but not limited to, any pledge, claim, security interest, mortgage, assessment, charge, restriction or limitation of any kind, whether arising by agreement, operation of law or otherwise (collectively “Liens”).

13. Counterparts; Facsimile Signatures. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. For purposes of this Agreement, a facsimile or electronically scanned signature shall be deemed as valid and enforceable as an original.

14. Entire Agreement. This Agreement, along with the documents referred to herein, sets forth the entire agreement between the parties with respect to the subject matter hereof. All agreements, covenants, representations and warranties, expressed or implied, oral and written, of the parties with respect to the subject matter hereof are contained herein and in the documents referred to herein or implementing the provisions hereof. No other agreements, covenants, representations or warranties, expressed or implied, oral or written, have been made by either party to the other with respect to the subject matter of this Agreement. All prior and contemporaneous conversations, negotiations, possible and alleged agreements and representations, covenants and warranties with respect to the subject matter hereof are waived, merged herein and therein and superseded hereby and thereby. This is an integrated agreement.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

16. Inurement. This Agreement shall inure to the benefit of and be binding upon each party hereto, their heirs, successors, representatives, assigns, agents, employees and personal representatives.

17. Severability. To the extent that any provision here in this Agreement is deemed invalid or unenforceable, the balance of this Agreement shall be enforced to the extent practical and consistent with the spirit and intentions of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Stock Pledge Agreement to be effective as of the date first written above.

PLEDGOR:

AMERIGUARD SECURITY SERVICES, INC.

By:	/s/ Lawrence Garcia	Date: 7/6/2022
LAWRENCE GARCIA
President

PLEDGEE:

/s/ Lillian Flores	Date: 7/6/2022
LILLIAN FLORES

PLEDGE HOLDER:

COLEMAN & HOROWITT, LLP

By:	/s/ Darryl Horowitt	Date: 7/6/2022
DARRYL HOROWITT
Partner